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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CF Industries Holdings, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-127422 and 333-158672) and Form S-3 (No. 333-165143) of CF Industries Holdings, Inc. (the Company) of our reports dated February 27, 2013, with respect to the consolidated balance sheets of CF Industries Holdings, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of CF Industries Holdings, Inc.

/s/KPMG LLP
Chicago, Illinois
February 27, 2013

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm